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         THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
         OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR
         HYPOTHECATED UNLESS AND UNTIL IT IS REGISTERED UNDER THE ACT OR SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

No. ___                                                             $5,500,000
                       THE MACNEAL-SCHWENDLER CORPORATION
                    8% SUBORDINATED PROMISSORY NOTE DUE 2009


                  THE MACNEAL-SCHWENDLER CORPORATION, a Delaware corporation
(the "Company"), for value received, hereby promises to pay to              or
registered assigns, the principal sum of Five Million Five Hundred Thousand Dollars ($5,500,000) on June 17, 2009 and to pay the registered holder hereof interest semiannually on January 10 and July 10 of each year (each, an "Interest Payment Date"), commencing January 10, 2000, at the rate per annum specified above. The interest payable will, subject to certain exceptions provided in the Indenture (as defined on the reverse hereof), be paid by check to the persons in whose name this Note was registered at the close of business on January 1 or July 1 (each, a "Record Date") preceding such Interest Payment Date, whether or not such Record Date is a business day.

                  Reference is made to the provisions set forth on the back of this Note. Such provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication shall have been signed by the Trustee under the Indenture. This Note shall be deemed to be a contract made and to be performed under the laws of the State of California, and for all purposes shall be construed in accordance with and governed by the laws of said state.

                  IN WITNESS WHEREOF, THE MACNEAL-SCHWENDLER CORPORATION has caused this Note to be duly executed.

Dated:
                                       THE MACNEAL-SCHWENDLER CORPORATION


                                       By
                                         ------------------------------------
                                                 Chairman
Attest:


-----------------------------
         Secretary

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes described in the within-mentioned Indenture.
              CHASE MANHATTAN BANK & TRUST COMPANY N.A., as Trustee

                       By _______________________________

                               Authorized Officer


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                                 REVERSE OF NOTE


                       THE MACNEAL-SCHWENDLER CORPORATION
                    8% SUBORDINATED PROMISSORY NOTE DUE 2009


                  This Note is one of a Series of duly authorized issue of Notes of the Company designated as its 8% Subordinated Promissory Note due 2009 (the "Notes") in aggregate principal amount of up to $11,000,000 issued under an Indenture dated as of June 17, 1999 (the "Indenture") between the Company and Chase Manhattan Bank & Trust Company N.A., as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all supplemental indentures thereto reference is made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the holders of the Notes thereunder and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                  The Company shall make two principal payments, each equal to 10% of the principal amount of this Note on June 17, 2007 and June 17, 2008, to the holder hereof.

                  Interest on the Notes shall accrue at the per annum rate shown above from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid on the Notes, from the date hereof, until payment of said principal sum has been made or duly provided for. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

                  All payments of principal and interest shall be in money of the United States that at the time of payment is legal tender for the payment of public and private debts. Principal and interest on this Note will be payable at the office or agency maintained by the Trustee on behalf of the Company in the City of Los Angeles or such other location as the Company shall elect from time to time, provided that payment of interest may be made at the option of the Company by check mailed by first-class mail to the address of the person entitled thereto at such address as shall appear on the registry books of the Company.

                  This Note may be redeemed at par without premium or penalty at the option of the Company, in whole or in part, on any date prior to maturity, upon mailing by first-class mail a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holder hereof at the address appearing for such holder upon the registry books of the Company, as provided in the Indenture. Any such notice which is mailed in the manner provided above shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice.

                  In the event of a partial redemption of this Note, a new Note for the remaining amount will be issued by the Company to the holder hereof upon surrender and cancellation of this Note. If the remaining principal amount is less than $1,000, then the Company shall redeem this entire Note at the Redemption Price.

                  The indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Note is issued subject to such provisions of the Indenture, and each holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to assure the effectiveness of the subordination effected by the Indenture and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                  If an Event of Default shall occur and be continuing, the principal of and accrued interest on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding (determined by counting all Series of as a single class). The Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of Notes at the time Outstanding (determined by counting all Series of as a single class), on behalf of the holders of all the Notes, to consent to the waiver or other modification of, or to waive compliance by the Company with, certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  In the event of the merger or consolidation of the obligor on the Notes into, or of the transfer of its assets substantially as an entirety to, a successor corporation, such successor corporation shall assume payment of the Notes and performance of every covenant of the Indenture on the part of the predecessor corporation to be performed, and shall be substituted for the predecessor corporation under the Indenture; and in the event of any such transfer, such predecessor corporation shall be discharged from all obligations and covenants under the Indenture and the Notes and may be dissolved and liquidated, all as more fully set forth in the Indenture.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and above. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this
Note is registrable in the Note register, upon surrender of this Note for registration of transfer at the office or agency of the Company, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Note for

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registration of transfer to the Company, the Trustee and any agent of the
Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  No director, officer, employee or shareholder, as such, of the Company from time to time shall have any liability for any obligations of the Company under this Note or the Indenture, or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting this Note, the holder hereof waives and releases all such persons from all such liability. The waiver and releases are part of the consideration for the issuance by the Company of this Note.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.